SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report: (Date of earliest event reported) July 19, 1999



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                      1-3247                   16-0393470
(State or other jurisdiction  (Commission              (I.R.S. Employer
of incorporation)             File Number)             Identification No.)



One Riverfront Plaza, Corning, New York                14831
(Address of principal executive offices)               (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.


Item 7.   Financial Statements.


Exhibits:

The Registrant's press release of July 19, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CORNING INCORPORATED
                              Registrant



Date:  July 19, 1999          By /s/    KATHERINE A. ASBECK
                                        Katherine A. Asbeck
                                        Vice President and Controller

FOR IMMEDIATE RELEASE                               Media Contact:
                                                    Robert W. DeMallie
                                                    (607) 974-8778
                                                    demallierw@corning.com



                Growing Demand for Corning Optical Fiber Produces
                          Strong Second-Quarter Results


     CORNING, N.Y., July 19, 1999 - Corning Incorporated (NYSE:GLW) reported that increased demand for its LEAF optical fiber and strong performance across several other businesses helped produce excellent second-quarter results. The company said net earnings totaled $0.49 per share, an increase of 26 percent, compared with earnings of $0.39 per share from the same operations in 1998, before special items. Net income for the second quarter of 1999 totaled $121.8 million, an increase of 31 percent, compared with $92.7 million for the same operations in 1998, before special items.
     Commenting on the quarter, Corning's Chairman and Chief Executive Officer, Roger G. Ackerman said, "It was an outstanding quarter, with all three of our business segments posting excellent results."
     Second-quarter sales were $1.02 billion, compared to 1998 second-quarter sales of $855.9 million, an increase of 19 percent. Excluding the impact of acquisitions, sales would have increased 12 percent. Sales of optical amplifiers and other photonic devices doubled in the quarter, as customers continued to increase the efficiency of their communication networks. The catalytic converter substrate business posted double digit volume growth, due largely to a robust North American automotive market. At the same time, sales of liquid crystal display glass increased more than 50 percent.
     Equity earnings were down slightly from last year's second quarter. Good performance at both Samsung-Corning Precision Glass and Samsung-Corning Company Ltd. was offset by reduced earnings at the company's fiber ventures.
     Commenting on the outlook for the remainder of the year, Ackerman said, "If the very positive trends we saw in the first half of 1999 continue, we could see full-year earnings grow by as much as 20 percent compared to last year."



                                     (more)

     Second-quarter 1998 results from continuing operations were impacted by a restructuring charge and a non-operating gain. In addition, Corning recognized a gain from the recapitalization and sale of a controlling interest in its consumer housewares business, which was included in income from discontinued operations. Including the impact of these items, Corning's 1998 second-quarter net income totaled $123.8 million, or $0.53 per share.
     Established in 1851, Corning Incorporated creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning's revenues in 1998 were $3.5 billion. More information on the company is available at www.corning.com.

                                      -30-

Investor Relations Contact:
Katherine M. Dietz
(607) 974-8217
dietzkm@corning.com

Forward-Looking and Cautionary Statements

     Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filing with the Securities and Exchange Commission.

Corning Incorporated and Subsidiary Companies
Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

                                Six Months Ended     Three Months Ended
                                     June 30,             June 30,
                               --------------------  ------------------
                                  1999      1998       1999      1998
                               ---------  ---------  --------  --------
Revenues
 Net sales                     $1,912.2    $1,650.7  $1,020.0   $ 855.9
 Royalty, interest, and
   dividend income                 21.1        21.1      11.2      12.0
 Non-operating gain                            20.5                20.5
                               --------    --------  --------   -------
                                1,933.3     1,692.3   1,031.2     888.4

Deductions
 Cost of sales                  1,164.9     1,037.2     621.7     526.4
 Selling, general and
   administrative expenses        272.9       239.5     136.1     126.6
 Provision for restructuring                   84.6                84.6
 Research, development and
   engineering expenses           164.4       142.2      84.8      75.1
 Amortization of purchased
   intangibles                     10.3         7.9       5.2       4.0
 Interest expense                  33.5        32.5      17.2      14.9
 Other, net                        20.6        29.7      10.7       2.6
                               --------    --------  --------   -------

Income from continuing
 operations before
  taxes on income                 266.7       118.7     155.5      54.2
Taxes on income from
 continuing operations             81.3        34.9      47.4      13.9
                               --------    --------  --------   -------

Income from continuing
 operations before minority
 interest and equity earnings     185.4        83.8     108.1      40.3
Minority interest in earnings
 of subsidiaries                  (27.5)      (18.3)    (17.4)    (12.8)
Dividends on convertible
 preferred securities
  of subsidiary                    (2.3)       (6.9)               (3.5)
Equity in earnings of
 associated companies              52.7        60.2      31.1      32.7
                               --------    --------  --------   -------

Income from continuing
 operations                       208.3       118.8     121.8      56.7
Income from discontinued
 operations, net of taxes                      66.5                67.1
                               --------    --------  --------  --------

Net Income                     $  208.3    $  185.3  $  121.8  $  123.8
                               ========    ========  ========  ========

Basic Earnings Per Share
 Continuing operations         $   0.87    $   0.51  $   0.50  $   0.24
 Discontinued operations                       0.30                0.30
                               --------    --------  --------  --------
Net Income                     $   0.87    $   0.81  $   0.50  $   0.54
                               --------    --------  --------  --------

Diluted Earnings Per Share
 Continuing operations         $   0.85    $   0.51  $   0.49  $   0.24
 Discontinued operations                       0.28                0.29
                               --------    --------  --------  --------
Net Income                     $   0.85    $   0.79  $   0.49  $   0.53
                               ========    ========  ========  ========

Dividends Declared             $   0.36    $   0.36  $   0.18  $   0.18
                               ========    ========  ========  ========

Shares used in computing
 earnings per share
   Basic earnings per share       238.1       229.8     242.4     229.9
                               ========    ========  ========  ========
   Diluted earnings per share     246.8       233.3     247.5     233.9
                               ========    ========  ========  ========

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Condensed Consolidated Balance Sheets
(Unaudited; in millions)

                                         June 30, 1999 Dec. 31, 1998
                                         ------------- -------------
        Assets

Current Assets
  Cash and short-term investments        $   76.1        $   45.4
  Accounts receivable, net                  742.4           636.0
  Inventories                               553.2           458.7
  Deferred taxes on income and
     other current assets                   241.1           170.2
                                         --------         -------
       Total current assets               1,612.8         1,310.3

Investments                                 412.5           366.2

Plant and equipment, net                  2,826.5         2,684.9

Goodwill and other intangible
  assets, net                               311.0           309.7

Other assets                                327.7           310.8
                                         --------        --------

Total Asset                              $5,490.5        $4,981.9
                                         ========        ========

Liabilities and Shareholders' Equity

Current Liabilities
  Loans payable                          $  350.0        $  204.6
  Accounts payable                          243.2           291.7
  Other accrued liabilities                 570.5           578.4
                                         --------        --------
       Total current liabilities          1,163.7         1,074.7

Other liabilities                           685.7           674.1
Loans payable beyond one year             1,286.6           998.3
Minority interest in subsidiary
  companies                                 363.5           346.1
Convertible preferred securities
  of subsidiary                                             365.2
Convertible preferred stock                  15.1            17.9
Common shareholders' equity               1,975.9         1,505.6
                                         --------        --------

Total Liabilities and
  Shareholders' Equity                   $5,490.5        $4,981.9
                                         ========        ========

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Notes to Consolidated Financial Statements
Quarter 2, 1999


(1) Information about the performance of Corning's three operating segments for the second quarter and first half of 1999 and 1998 are below. These amounts do not include revenues, expenses and equity earnings not specifically identifiable to segments.

                                        Six months ended   Three months ended
                                            June 30,            June 30,
                                        ----------------   ------------------
                                          1999     1998      1999      1998
                                        ------    ------    -------   ------
     Telecommunications
     Net sales                          $1,071.3  $  828.6  $  582.8  $441.4
     Income from continuing operations
      before minority interest and
      equity earnings                   $  114.8  $   87.7  $   66.4  $ 52.8
        Minority interest in earnings
         of subsidiaries                   (12.9)    (17.9)     (8.7)  (11.0)
        Equity in earnings of
         associated companies                7.4      12.9       2.9     8.4
                                        --------  --------  --------  ------
     Segment net income                 $  109.3  $   82.7  $   60.6  $ 50.2
                                        ========  ========  ========  ======

     Advanced Materials
     Net sales                          $  516.8  $  520.0  $  264.7  $261.3
     Income from continuing operations
      before minority interest and
      equity earnings                   $   48.1  $   38.7  $   28.0  $ 19.8
        Minority interest in earnings
         of subsidiaries                               0.3               0.1
        Equity in earnings of
         associated companies                7.6       7.5       3.5     4.3
                                        --------  --------  --------  ------
     Segment net income                 $   55.7  $   46.5  $   31.5  $ 24.2
                                        ========  ========  ========  ======

     Information Display
     Net sales                          $  311.7  $  289.5  $  166.0  $146.2
     Income from continuing operations
      before minority interest and
      equity earnings                   $   27.1  $   (2.2) $   17.8  $  7.2
        Minority interest in earnings
         of subsidiaries                   (14.6)     (4.4)     (8.8)   (5.6)
        Equity in earnings of
         associated companies               34.6      33.9      22.2    17.5
                                        --------  --------  --------  ------
     Segment net income                 $   47.1  $   27.3  $   31.2  $ 19.1
                                        ========  ========  ========  ======

     Total segments
     Net sales                          $1,899.8  $1,638.1  $1,013.5  $848.9
     Income from continuing operations
      before minority interest and
      equity earnings                   $  190.0  $  124.2  $  112.2  $ 79.8
        Minority interest in earnings
         of subsidiaries                   (27.5)    (22.0)    (17.5)  (16.5)
        Equity in earnings
         of associated companies            49.6      54.3      28.6    30.2
                                        --------  --------  --------  ------
     Segment net income                 $  212.1  $  156.5  $  123.3  $ 93.5
                                        ========  ========  ========  ======


(2) Depreciation and amortization charged to continuing operations during the first half of 1999 and 1998 totaled $189.7 million and $157.2 million, respectively.

(3) Corning's effective tax rate for continuing operations, excluding the impact of special items, was 30.5% for the second quarter and year-to-date 1999, and 32.5% for the same periods in 1998. The lower 1999 rate is due to a higher percentage of Corning's earnings resulting from consolidated entities with lower effective tax rates.

(4) In the second quarter of 1999, Corning changed its method of determining the cost of its last-in, first-out (LIFO) inventories to the first-in, first-out (FIFO) method. As a result of declining costs and prices for such inventories, Corning believes that the use of the FIFO method results in a more current inventory valuation at period end dates and minimizes the likelihood of lower-of-cost-or-market valuation issues. The impact of this change to both current and historical operating results was immaterial.

(5) On April 30, 1999, Corning acquired BICC's telecommunications cable business and the 50 percent equity interest in Optical Waveguides Australia, Pty. Ltd. it did not already own for cash consideration of approximately $135 million. Customary purchase price adjustments will be settled in the third quarter.

(6) During the first quarter of 1999, Corning issued $300 million of debt securities under a shelf registration agreement previously filed with the Securities and Exchange Commission. This issuance consisted of $150 million of notes with a 6.30% coupon due in 2009, and $150 million of debentures with a 6.85% coupon due in 2029. The proceeds from these borrowings will be used for the repayment of short and long-term debt, working capital, capital spending and acquisitions.

(7) During the first quarter of 1999, Corning Delaware L.P., a special purpose limited partnership in which Corning is the sole general partner, called for the redemption of all Convertible Monthly Income Preferred Securities (MIPS). The MIPS were guaranteed by Corning and convertible into Corning common stock at a rate of 1.534 shares of Corning common stock for each MIPS. As of March 31, 1999, all of the MIPS were converted into 11.5 million shares of Corning common stock. The conversion will cause Corning's reported income to increase in comparison to 1998, but will have no impact on Corning's diluted earnings per share.

(8) Dow Corning and the Committee of Tort Claimants, one of Dow Corning's Chapter 11 creditor committees, filed with the United States Bankruptcy Court (the Bankruptcy Court) a joint plan of reorganization on November 9, 1998 (the Joint Plan). The disclosure statement related to the Joint Plan was sent to Dow Corning's creditors for consideration and action. During the voting period ended May 14, 1999, 94% of those voting voted in favor of the Joint Plan. Hearings to confirm the Joint Plan began on June 28, 1999. To become effective, the Joint Plan requires a favorable vote by many classes of creditors and final Bankruptcy Court approval after confirmation hearings. In addition, appeals of the Bankruptcy Court's confirmation order are possible. The recent developments tend to increase the probability that Dow Corning will successfully emerge from Chapter 11 proceedings, but the timing and the eventual outcome of these proceedings is uncertain.



                                     - 30 -